Exhibit 10.14

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”), dated as of November 30, 2007, amends and modifies a certain Credit Agreement, dated as of August 31, 2006, as amended by an Amendment effective as of January 1, 2007 (as so amended, the “Credit Agreement”), by and among MARTEN TRANSPORT, LTD., a Delaware corporation (the “Borrower”), the Banks named therein, and U.S. BANK NATIONAL ASSOCIATION, as agent for the Banks (the “Agent”).  Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower, the Banks and the Agent agree that the Credit Agreement is amended as follows.

ARTICLE I - AMENDMENTS TO THE CREDIT AGREEMENT

1.1  Restricted Payments.  Section 6.7 of the Credit Agreement is amended to read as follows:

“Section 6.7  Restricted Payments.  The Borrower will not make any Restricted Payments (a) during any fiscal year of the Borrower, exceeding 25% of the Borrower’s total consolidated net income as shown on its audited income statement for its most recent prior fiscal year, provided, that notwithstanding such restriction, during the period beginning October 1, 2007 and ending September 30, 2008, the Borrower may make Restricted Payments in a total amount of up to $15,000,000, or (b) if any Default or Event of Default shall have occurred and continued hereunder.”

1.2  Regulation U.  Section 6.18 is amended to read as follows:

“Section 6.18  Loan Proceeds.  The Borrower will not, and will not permit any Subsidiary to, use any part of the proceeds of any Loan or Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, except, that if permitted by other provisions of this Agreement including Section 6.7, the Borrower may repurchase and hold its own stock, provided that at no time shall the value of such repurchased and held stock exceed 25% of the value of all assets of the Borrower that are subject to the restriction on transfer in Section 6.2 or the restriction on Liens in Section 6.14, or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations U or X of the Board.  For purposes of the foregoing, upon request of the Agent or any Bank, the Borrower shall determine the value of the repurchased and held stock and its other assets and so notify the Agent or the Bank.  If the Agent shall disagree with the Borrower’s method of determination of such values, it shall so notify the Borrower and the Borrower and the Agent shall negotiate a reasonable method of valuation that shall comply with the requirements of Regulation U.”

1.3  Construction.  All references in the Credit Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Banks and the Agent to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Banks and the Agent that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to equitable principles.

ARTICLE III - CONDITIONS PRECEDENT

                This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 Warranties.  Before and after giving effect to this Amendment, the representations and warranties in Article 4 of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement, as amended hereby and except to the extent such representations and warranties expressly refer to an earlier date.  The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.2 Defaults.  Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement.  The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

3.3 Documents.  The Borrower shall have executed and delivered this Amendment and the Guarantor Subsidiaries shall have executed and delivered the Acknowledgement in the form attached hereto.

ARTICLE IV - GENERAL

4.1 Expenses.  The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

4.2 Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3 Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.    This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Credit Agreement.

4.5 Successors; Enforceability.  This Amendment shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks and the Agent.  Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as
Agent and as a Bank

By:	/s/ Michael Reymann
Title:	Senior Vice President

MARTEN TRANSPORT, LTD., as the Borrower

By:	/s/ James Hinnendael
Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Carlos Morales
Title:	Vice President

GUARANTOR’S ACKNOWLEDGMENT

The undersigned (the “Guarantors”) have each, by guaranties each dated as of January 1, 2007 (the “Guaranties”) guaranteed payment and performance of obligations of MARTEN TRANSPORT, LTD. (the “Borrower”) to the Banks and U.S. Bank National Association, as Agent, under the Credit Agreement, dated as of August 31, 2006, as amended by an Amendment effective as of January 1, 2007 (the “Credit Agreement”) among the Borrower, the Banks and the Agent.  Each Guarantor acknowledges that such Guarantor has received a copy of the proposed Second Amendment to the Credit Agreement, to be dated on or about November 30, 2007 (the “Amendment”).  Each Guarantor agrees and acknowledges that the Amendment shall in no way impair or limit the right of the Bank under its Guaranty, and confirms that by its Guaranty, such Guarantor continues to guaranty payment and performance of the obligations of the Borrower to the Bank specified in such Guaranty, including without limitation obligations under the Credit Agreement as amended pursuant to the Amendment.  Each Guarantor hereby confirms that its Guaranty remains in full force and effect, enforceable against such Guarantor in accordance with its terms.

Dated as of November 30, 2007.

MARTEN TRANSPORT SERVICES, LTD.

By:	/s/ James Hinnendael
Title:	Chief Financial Officer and Secretary

MARTEN TRANSPORT LOGISTICS, LLC

By:	/s/ James Hinnendael
Title:	Chief Financial Officer and Secretary

MARTEN TRANSPORT HOLDINGS, LTD.

By:	/s/ James Hinnendael
Title:	Chief Financial Officer and Secretary